Exhibit 16.1




                                                     Arthur Andersen LLP

                                                     225 Franklin Street
                                                     Boston, MA 02110-2812
                                                     Tel 617-330-4000
                                                     Fax 617-438-9731


July 1, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Fax Number: (202) 942-9656

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated July 1, 2002 of Saucony, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein insofar as the statements relate to Arthur Andersen LLP.

Very truly yours,

/s/ Arthur Andersen LLP
Arthur Andersen LLP

cc: Mr. Michael Umana, Chief Operating Officer, Vice President of Finance and Chief Financial Officer, Saucony, Inc.